EXHIBIT 10.16.28

SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (the "Security Agreement") is made and entered into this 7 day of October, 2003, by and between Central Vermont Public Service Corporation, a Utility corporation, having its principal office and place of business at 77 Grove Street, Rutland, Vermont (the "Debtor"), and ISO New England Inc., a Delaware non-profit corporation, in its individual capacity and as agent for the entities which are Participants in the New England Power Pool (the "Secured Party") pursuant to the Restated New England Power Pool Agreement, dated as of September 1, 1971, as amended, supplemented and restated from time to time (the "Restated NEPOOL Agreement"), (each of the Debtor and the Secured Party are referred to individually as a "Party" and together as the "Parties").

WITNESSETH:

            In consideration of the mutual promises and covenants herein contained, the Parties agree as follows:

1.

Definitions.

a.         In this Security Agreement:

    "Code" shall mean the Uniform Commercial Code, as enacted in the State of Connecticut and as amended from time to time.
    "Collateral" shall mean all cash provided, submitted, wired or otherwise transferred by the Debtor to the Secured Party from time to time in satisfaction of, or in compliance with, any of the Debtor's obligations under the NEPOOL Financial Assurance Policies, and the products and proceeds thereof.
    "NEPOOL Financial Assurance Policies" shall mean each of the Financial Assurance Policies in the NEPOOL Tariff, as amended, supplemented or restated from time to time, including but not limited to the Financial Assurance Policies in Attachments L, M and O to the NEPOOL Tariff.
    "NEPOOL Tariff" shall mean the Restated NEPOOL Open Access Transmission Tariff as filed with the Federal Energy Regulatory Commission on July 22, 1998 and as amended, supplemented and/or restated from time to time.
    "Obligations" shall mean any and all amounts due from the Debtor from time to time under the Restated NEPOOL Agreement, the NEPOOL Tariff, the Interim Independent System Operator Agreement between the Participants and ISO New England Inc. (the "ISO"), the ISO's Tariff for Capital Funding, and the ISO's Tariff for Transmission Dispatch and Power Administration Services.
    "Participants" shall have the meaning set forth in the Restated NEPOOL Agreement.
    "Restated NEPOOL Agreement" shall have the meaning set forth in preamble to this Security Agreement.

b.         Any capitalized term not defined herein that is defined in the Code shall have the meaning as defined in the Code.

2.	Security Interest. To secure the payment of all Obligations of the Debtor, Debtor hereby grants and conveys to the Secured Party a security interest in the Collateral.
3.

Debtor's Covenants. The Debtor warrants, covenants and agrees with the Secured Party as follows:

a.         To perform all of the Debtor's obligations under this Security Agreement according to its terms.

b.         To defend the title to the Collateral against any and all persons and against all claims.

c.         The Debtor hereby authorizes the Secured Party, at any time and from time to time, to file one or more financing statements, continuation statements and/or amendments pursuant to the Code, and agrees to execute and deliver such other instruments as the Secured Party shall reasonably require in order to perfect, protect, preserve and maintain the security interests hereby granted, and to pay the cost of preparing, filing and recording the same in all public offices wherever filing or recording is deemed by Secured Party to be reasonably necessary or desirable. The Debtor shall provide the Secured Party with any information needed to prepare such financing statements, continuation statements and/or amendments promptly upon request. Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, coupled with an interest, to do whatever Secured Party may deem reasonably necessary to perfect or continue perfected its security interest in the Collateral under this Security Agreement pursuant to the Code. Debtor agrees that a carbon, photographic or other reproduction of this Security Agreement or a financing statement is sufficient as a financing statement. Notwithstanding the foregoing the Debtor shall be obligated to file all continuation statements required to continue the perfection of the Secured Party's security interest in the Collateral.

d.         The Debtor shall at any time and from time to time take such steps as the Secured Party may reasonably request for the Secured Party to ensure the continued perfection and priority of the Secured Party's security interest in the Collateral and of the preservation of its rights therein.

e.         The Debtor acknowledges and agrees that this Security Agreement grants, and is intended to grant, a security interest in the Collateral. The Debtor shall not file a correction statement relating to the Collateral or to any financing statement or filing filed by the Secured Party without the Secured Party's prior written consent. If the Debtor is a corporation, limited liability company, limited partnership or other Registered Organization (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in Connecticut) the Debtor shall, at its expense, furnish to Secured Party a certified copy of Debtor's organization documents verifying its correct legal name or, at Secured Party's election, shall permit the Secured Party to obtain such certified copy at Debtor's expense. From time to time at Secured Party's election, the Secured Party may obtain a certified copy of Debtor's organization documents and a search of such Uniform Commercial Code filing offices, as it shall deem appropriate, at Debtor's expense, to verify Debtor's compliance with the terms of this Security Agreement.

f.         The Debtor authorizes the Secured Party, if the Debtor fails to do so, to do all things required of the Debtor herein and charge all expenses incurred by the Secured Party to the Debtor together with interest thereon, which expenses and interest will be added to the Obligations.

g.         The Debtor will not, without thirty (30) days' prior written notice to the Secured Party, change its name or make any changes in the tradenames under which it now operates. In the event that the Debtor so notifies the Secured Party, the Debtor authorizes the filing of such financing statements, and agrees to execute and deliver such other documents, as the Secured Party shall deem necessary or desirable in order to maintain the existence, perfection and priority of its lien on the Collateral.

4.

Debtor's Representations and Warranties. The Debtor represents and warrants to the Secured Party as follows:

a.         The exact legal name of the Debtor is as first stated above.

b.         Except for the security interest of the Secured Party, Debtor is the owner of the Collateral free and clear of any encumbrance of any nature.

5.

Non-Waiver. Waiver of or acquiescence in any default by the Debtor or failure of the Secured Party to insist upon strict performance by the Debtor of any warranties or agreements in this Security Agreement shall not constitute a waiver of any subsequent or other default or failure. No failure to exercise or delay in exercising any right, power or remedy of the Secured Party under this Security Agreement shall operate as a waiver thereof, nor shall any partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The failure of the Secured Party to insist upon the strict observance or performance of any provision of this Security Agreement shall not be construed as a waiver or relinquishment of such provision. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

6.

Events of Default. Any one of the following shall constitute an "Event of Default" hereunder by the Debtor:

a.         Failure by the Debtor to comply with or perform any provision of this Security Agreement or to pay any Obligation; or

b.         Any representation or warranty made or given by the Debtor in connection with this Security Agreement proves to be false or misleading in any material respect; or

c.         Any part of the Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

7.

Remedy upon the Occurrence of an Event of Default. Upon the occurrence of any Event of Default and upon demand by Secured Party, the Secured Party shall, immediately and without notice, be entitled to use the Collateral to pay all Obligations owed by Debtor.

8.

Attorneys' Fees, etc. Upon the occurrence of any Event of Default, the Secured Party's reasonable attorneys' fees and the legal and other expenses for pursuing, receiving, taking and keeping the Collateral and enforcing the Security Agreement shall be chargeable to the Debtor.

9.

Other Rights.

a.         In addition to all rights and remedies herein and otherwise available at law or in equity, upon the occurrence of an Event of Default, the Secured Party shall have such other rights and remedies as are set forth in the Restated NEPOOL Agreement, NEPOOL Tariff and NEPOOL Financial Assurance Policies.

b.         Notwithstanding the provisions of the NEPOOL Information Policy, as amended, supplemented or restated from time to time (the "Information Policy"), Debtor hereby (i) authorizes the Secured Party to disclose any information concerning Debtor to any court, agency or entity which is necessary or desirable, in the sole discretion of the Secured Party, to establish, maintain, perfect or secure the Secured Party's rights and interest in the Collateral (the "Debtor Information"); and (ii) waives any rights it may have under the Information Policy to prevent, impair or limit the Secured Party from disclosing such information concerning the Debtor.

10.

DEBTOR ACKNOWLEDGES THAT THIS SECURITY AGREEMENT AND THE UNDERLYING TRANSACTIONS GIVING RISE HERETO CONSTITUTE COMMERCIAL BUSINESS TRANSACTED WITHIN THE STATE OF CONNECTICUT. IN THE EVENT OF ANY LEGAL ACTION BETWEEN DEBTOR AND THE SECURED PARTY HEREUNDER, DEBTOR HEREBY EXPRESSLY WAIVES ANY RIGHTS WITH REGARD TO NOTICE, PRIOR HEARING AND ANY OTHER RIGHTS IT MAY HAVE UNDER THE CONNECTICUT GENERAL STATUTES, CHAPTER 903a, AS NOW CONSTITUTED OR HEREAFTER AMENDED, OR OTHER STATUTE OR STATUTES, STATE OR FEDERAL, AFFECTING PREJUDGMENT REMEDIES, AND THE SECURED PARTY MAY INVOKE ANY PREJUDGMENT REMEDY AVAILABLE TO IT, INCLUDING, BUT NOT LIMITED TO, GARNISHMENT, ATTACHMENT, FOREIGN ATTACHMENT AND REPLEVIN, WITH RESPECT TO ANY TANGIBLE OR INTANGIBLE PROPERTY (WHETHER REAL OR PERSONAL) OF DEBTOR TO ENFORCE THE PROVISIONS OF THIS SECURITY AGREEMENT, WITHOUT GIVING DEBTOR ANY NOTICE OR OPPORTUNITY FOR A HEARING.

11.

THE DEBTOR AND THE SECURED PARTY HEREBY EACH KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT OR RELATING TO ANY INDEBTEDNESS SECURED HEREBY.

12.	Additional Waivers. Demand, presentment, protest and notice of nonpayment are hereby waived by Debtor. Debtor also waives the benefit of all valuation, appraisement and exemption laws.
13.

Binding Effect. The terms, warranties and agreements herein contained shall bind and inure to the benefit of the respective Parties hereto, and their respective legal representatives, successors and assigns.

14.	Assignment. The Secured Party may, upon notice to the Debtor, assign without limitation its security interest in the Collateral.
15.	Amendment. This Security Agreement may not be altered or amended except by an agreement in writing signed by the Parties.
16.

Term.

a.         This Security Agreement shall continue in full force and effect until all Obligations owed by the Debtor have been paid in full.

b.         No termination of this Security Agreement shall in any way affect or impair the rights and liabilities of the Parties hereto relating to any transaction or events prior to such termination date, or to the Collateral in which the Secured Party has a security interest, and all agreements, warranties and representations of Debtor shall survive such termination.

17.	Choice of Law. The laws of the State of Connecticut shall govern the rights and duties of the Parties herein contained without giving effect to any conflict-of-law principles.
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IN WITNESS WHEREOF, the Parties have signed and sealed this Security Agreement as of the day and year first above written.
Central Vermont Public Service Corporation By: /s/ Jean H. Gibson Name: Jean H. Gibson Title: Senior Vice President Chief Financial Officer & Treasurer
ISO NEW ENGLAND INC., in its individual capacity and as agent for the Participants in the New England Power Pool By: /s/ Robert C. Ludlow Name: Robert C. Ludlow Title: V.P. & CFO